EXHIBIT 23

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33216) of Global Water Technologies, Inc. of our report dated March 22, 2002 (except for paragraph 3 of footnote 17, which is dated April 12, 2002), relating to the consolidated financial statements, which appears in this Form 10-K.

                          /s/ COMISKEY & COMPANY PROFESSIONAL CORPORATION

Denver, Colorado
April 12, 2002